================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                              UNITED BANCORP, INC.
             (Exact name of registrant as specified in its charter)

          MICHIGAN                                        38-2606280
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

       205 EAST CHICAGO BLVD., TECUMSEH, MICHIGAN 49286, (517) 423-8373 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            UNITED BANCORP, INC.
                        DIRECTOR RETAINER STOCK PLAN
                          (Full title of the plan)

                              David S. Hickman
                    Chairman and Chief Executive Officer
                            United Bancorp, Inc.
                           205 East Chicago Blvd.
                          Tecumseh, Michigan 49286
                               (517) 423-8373
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ---------------

                                  Copy to:
                           J. Kevin Trimmer, Esq.
                 Miller, Canfield, Paddock and Stone, P.L.C.
                       1400 North Woodward, Suite 100
                      Bloomfield Hills, Michigan 48304
                               (810) 258-3037

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================

     Title of each class of     Amount to be     Proposed maximum               Proposed maximum             Amount of
   securities to be registered   registered   offering price pershare (1)   aggregate offering price(1)   registration fee
   ---------------------------   ----------   --------------------------    --------------------------    ----------------
    Common Stock,               20,000 shares            $30.625                   $612,500.00                $211.21
     no par value

===========================================================================================================================


         (1) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is based upon the average bid and asked prices for the Common Stock as quoted by First of Michigan Corporation (a broker-dealer which acts as a market-maker in the shares and is the only broker-dealer known to the Company to be doing so) on May 3, 1996.

                                   PART II

                   INFORMATION REQUIRED IN THE REGISTRATION
                                  STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents (and portions of documents) are hereby incorporated in this Registration Statement by reference:

                 (a) The registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1995;

                 (b) The description of the registrant's common stock, no par value (the "Common Stock"), included in the registrant's Form 10 Registration Statement effective March 31, 1988;

All documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document or portion of a document which now or hereafter is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which is incorporated or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement, and any such modified or superseded statement shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act, as amended (the "MBCA"), provides that a Michigan corporation, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), other than a Proceeding by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) against expenses (including attorney fees) and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the Proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that a Michigan corporation may indemnify any person who is or was a party or is threatened to be made a party to any Proceeding by or in the right of the corporation by reason of that fact that he or she is or was a director, officer, employee or agent of the corporation (or, at the request of the corporation, in one of the other capacities described above) against expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification may be made for a claim, issue, or matter in which the person has been found liable to the corporation except for any indemnification against expenses that may be ordered by the court.

         Under the MBCA, any indemnification described above, unless ordered by a court, may be made only as authorized in the specific case upon a determination (made in one of the ways described in Section 564a(1) of the MBCA) that indemnification of the pertinent party is proper because he or she has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Section 564b of the MBCA permits a corporation to pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent in advance of final disposition of a Proceeding, only if the person furnishes the corporation with a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct for indemnification and a written undertaking to repay the advance if it ultimately is determined that he or she did not meet the standard and only if a determination is made (in one of the ways described in Section 564a(1)) that the facts then known to those making the determination would not preclude indemnification under the MBCA. Section 565 of the MBCA further provides that the above-described provisions concerning indemnification and advancement of expenses are not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a corporation's articles of incorporation, its bylaws or a contractual arrangement.

         Article VI of the registrant's Bylaws provides for indemnification of directors and officers and permits indemnification of other parties, as follows:

                 SECTION 1. THIRD PARTY ACTIONS. The corporation shall indemnify a person who was or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 SECTION 2. ACTIONS IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by him in connection with the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders.

                 However, indemnification shall not be made for a claim, issue, or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

                 SECTION 3.  MANDATORY AND PERMISSIVE PAYMENTS.

                          (a) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter in the action, suit or proceeding, he shall be indemnified against expenses (including actual and reasonable attorneys' fees) incurred by him in connection with the action, suit or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided hereby.

                          (b) any indemnification under Sections 1 or 2 of this Article VI, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this
         Article VI. Such determination shall be made in any of the following ways:

                                  (1)      By a majority vote of a quorum of
                 the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                                  (2)      If such quorum is not obtainable,
                 then by a majority vote of a committee of directors who are not parties to action, suit or proceeding. The committee shall consist of not less than two disinterested directors.

                                  (3)      By independent legal counsel in a
                 written opinion.

                                  (4)      By the shareholders.

                          (c) If a person is entitled to indemnification under Sections 1 or 2 of this Article VI for a portion of expenses, including attorneys' fees, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                 SECTION 4. EXPENSE ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of this Article VI may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the expenses if it is ultimately determined that he is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

                 SECTION 5. VALIDITY OF PROVISIONS. A provision made to indemnify directors or officers of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI whether contained in the articles of incorporation, these bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be invalid only insofar as it is in conflict with Sections 1 to 5 of this Article
         VI. The indemnification provided in Sections 1 to 5 of this Article VI continues as to a person who has ceased to be a director, officer, employee or agent shall inure to the benefit of the heirs, executors and administrators of such person.

                 SECTION 6. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Sections 1 to 5 of this Article VI.

                 SECTION 7.  DEFINITIONS.  For the purposes of this Article VI:
         References to the corporation includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of the constituent corporation, or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. References to "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 1 and 2 of this Article VI.

                 SECTION 8. NONEXCLUSIVITY. The indemnification or advancement of expenses provided under this Article VI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the corporation's articles of incorporation or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         Section 209(c) of the MBCA provides that the articles of incorporation of a Michigan business corporation may contain a provision providing that a director of the corporation is not personally liable to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty, except that such a provision may not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the MBCA (relating to unauthorized dividends or distributions to shareholders and unauthorized loans); or (iv) any transaction from which the director derived an improper personal benefit. At the 1988 Annual Meeting of registrant's shareholders, the shareholders approved an amendment to registrant's Articles of Incorporation to include such a provision.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the registrant out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are furnished with this Registration Statement:

                 Exhibit No.                                        Description
                 -----------                                        -----------

                 (4)(a)                    Restated Articles of Incorporation of registrant*

                 (4)(b)                    Bylaws of registrant, as currently in effect*

                 (4)(c)                    United Bancorp, Inc. Director Retainer Stock Plan (Filed as Appendix A to registrant's proxy statement dated March 25, 1996 (File Number 0-16640) and incorporated herein by reference)

                 (5)                       Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.*

                 (15)                      (not applicable)

                 (23)(a)                   Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5))

                 (23)(b)                   Consent of Crowe, Chizek and Company, L.L.P*

                 (24)                      Powers of attorney (contained in the signature pages hereto)

                 (25)                      (not applicable)

                 (28)                      (not applicable)
- ---------------

*Filed herewith

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tecumseh, State of Michigan, on May 8, 1996.

                                 UNITED BANCORP, INC.


                                 By /s/ David S. Hickman
                                    ------------------------------------------
                                    David S. Hickman
                                         President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint David S. Hickman, John J. Wanke, and Dale L. Chadderdon and each of them severally, his true and lawful attorney to execute in his or her name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement including post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.




                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                  Signatures                         Title                                           Date
                  ----------                         -----                                           ----

 (1) Principal Executive Officer:


/s/ David S. Hickman                              President, Chief                                   May 8, 1996
- ---------------------------------                 Executive Officer and Director
 David S. Hickman


 (2) Principal Financial Officer
      and Principal Accounting Officer:

                                                  Senior Vice President,
/s/ Dale L. Chadderdon                            Secretary and Treasurer                            May 8, 1996
- ---------------------------------
 Dale L. Chadderdon


 (3) Directors:

                                                  Executive Vice President
/s/ John J. Wanke                                 and Director                                       May 8, 1996
- ---------------------------------
 John J. Wanke


                                                  Director
- ---------------------------------
 David N. Berlin


/s/ L. Donald Bush                                Director                                           May 8, 1996
- ---------------------------------
 L. Donald Bush


/s/ M. H. Downing                                 Chairman and Director                              May 8, 1996
- ---------------------------------
 M. H. Downing


                                                  Director
- ---------------------------------
 Patrick D. Farver


                                                  Director
- ---------------------------------
 John H. Foss


/s/ Charles E. Gross                              Director                                           May 8, 1996
- ---------------------------------
 Charles E. Gross


/s/ Linda J. Herrick                              Director                                           May 8, 1996
- ---------------------------------
 Linda J. Herrick




                  Signatures                     Title                                               Date
                  ----------                    -------                                              ----


                                                  Director
- ---------------------------------
 Ann Hinsdale Knisel


/s/ James C. Lawson                               Director                                         May 8, 1996
- ---------------------------------
 James C. Lawson


/s/ D. J. Martin                                  Director                                         May 8, 1996
- ---------------------------------
 D. J. Martin

                                                  Director
- ---------------------------------
 David E. Maxwell


/s/ Jeffrey T. Robideau                           Director                                         May 8, 1996
- ---------------------------------
 Jeffrey T. Robideau


/s/ Richard S. Whelan                             Director                                         May 8, 1996
- ---------------------------------
 Richard S. Whelan


/s/ James K. Whitehouse                           Director                                         May 8, 1996
- ---------------------------------
 James K. Whitehouse



                                 EXHIBIT INDEX




    Exhibit No.                                                    Description
    -----------                                                    -----------

         (4)(a)           Restated Articles of Incorporation of registrant

         (4)(b)           Bylaws of Registrant as currently in effect

         (5)              Opinion and Consent of Miller, Canfield, Paddock and Stone, P.L.C.

         (23)(b)          Consent of Crowe, Chizek and Company, L.L.P.












                                     E-1